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                                                                      INFINITY
                                                                 EXHIBIT 10.19



                                 CBS CORPORATION

                             ANNUAL PERFORMANCE PLAN
                        (AS AMENDED AS OF JULY 28, 1999)


PURPOSE: The Annual Performance Plan (the Plan) is intended to provide for an annual performance payment to key employees of the Company and its subsidiaries as an incentive to enhance the efficiency and profitability of operations.

ADMINISTRATION: The Plan will be administered by a committee appointed by the Board of Directors of the Company (the Committee) consisting of at least two directors who are "non-employee director" as defined by Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended (the Exchange
Act), as such rule may be amended, or any successor rule. The Committee shall have the right to delegate authority to take any action that may be taken by the Committee under those sections of the Plan titled "Administration," "Eligibility," "Payment of Awards," or "Participants' Rights;" provided, however, such delegation authority shall not extend to any action with respect to persons who are required to file reports with respect to securities of the Company pursuant to Section 16(a) of the Exchange Act. The Committee is authorized to interpret the Plan and determine when, to whom, in what manner or form, in what amount, over what period of time and under what terms, conditions and limitations payments under the Plan will be made. Except as otherwise noted herein, the Committee's determination will be conclusive and binding on all parties. Payments to participants who are employees of subsidiaries of the Company will be made by such subsidiaries pursuant to appropriate action by their respective boards of directors. The Plan may be amended in whole or in part or terminated at any time by the Board of Directors.

ELIGIBILITY: Participation in the Plan will be limited to key employees selected by the Committee who are in a position to influence the results of operations.

INCENTIVE FUND: Prior to the commencement of each fiscal year, and subject to such restrictions as may be imposed by the Board of Directors, the Committee will determine the basis for developing the incentive fund for the Plan for that year. Such fund shall not exceed five percent of the consolidated net income of the Company and its subsidiaries during such year, before deducting income taxes and any provision for such additional compensation, plus any unused incentive fund amounts carried forward from previous years. In determining the amount of the fund, the Committee may exclude any part of any item of unusual or nonrecurring income or loss not arising in the ordinary course of business. If the full amount of the fund is not allocated in that year, such portion of the balance as determined by the Committee may be carried forward and be available for payment in any subsequent year or years.


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PAYMENT OF AWARDS: The Committee will determine (i) when awards will be paid,
(ii) the amount of such awards, if any, (iii) whether such payments will be in a lump sum or in installments, (iv) whether such payments will be made entirely in cash, entirely in shares of common stock or other securities of the Company, or in a combination thereof and (v) whether a portion or all of such payments may be deferred and the yield, if any, to be paid by the Company on deferred amounts. Such determinations will be subject to any terms and conditions that the Committee may establish, including, without limitation, the method of computing the ultimate payable value of deferred amounts, whether shares of common stock or securities of the Company used for payments hereunder shall be purchased on the open market, authorized but unissued, or held in the treasury, the date on which or the period during which such shares or securities will be valued and the method of such valuation. The Committee may establish or authorize the establishment of procedures not inconsistent with the Plan under which a recipient may designate a beneficiary or beneficiaries to receive an award or payments due with respect to deferred amounts in the event of the recipient's death.

PARTICIPANTS' RIGHTS: Participants shall not have guaranteed rights of employment nor any entitlements under the Plan; however, if a participant's employment terminates prior to the end of a year, the Committee may determine the extent, if any, to which the participant may be granted an award under the Plan for that year.

OTHER PLANS: The adoption of the Plan shall not preclude the adoption or operation of other compensation or incentive plans by the Company, its subsidiaries and affiliates.

NON-TRANSFERABILITY: No award or right under the Plan shall be transferable by a participant otherwise than by will, by the applicable laws of descent and distribution, or by transfer to a properly designated beneficiary in the event of death, and any rights under the Plan shall be exercisable during the participant's lifetime only by the participant, or by the participant's guardian or legal representative.

CHANGE IN CONTROL: In the event of a Change in Control as defined herein: (a)
(i) with respect to any awards approved by the Committee and made prior to July 28, 1999 pursuant to the Plan, to the extent not already vested, all benefits hereunder with respect to such awards shall be vested immediately, and (ii) awards as to a period of time less than a full year may be made as the Committee may determine as of the date of such Change in Control and then paid on such basis and in such form as the Committee may prescribe; and (b) with respect to any awards approved by the Committee and made prior to July 28, 1999 pursuant to the Plan, the value of all unpaid benefits and deferred amounts with respect to such awards shall be paid in cash to Pittsburgh National Bank, the trustee for this Plan, or a successor trustee, pursuant to a trust agreement between the Company and the trustee, or otherwise on such terms as the Committee may prescribe or permit. For purposes of this paragraph, the value of deferred amounts shall be the greater value of (i) the cash amount equal to the face value of the putative "debentures" (as heretofore and hereafter determined and defined by the Committee) plus cash equal to accrued interest or (ii) the number of shares of Common Stock into which the putative debentures are convertible (the value of which shall be based upon the highest price of the Common Stock as


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reported by the composite tape of the New York Stock Exchange during the thirty days immediately preceding the Change in Control), plus cash equal to accrued interest.

           A Change in Control shall mean the occurrence of one or more of the following events:

                    (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (b) the shareholders of the Company shall approve of any plan or proposal for the liquidation or dissolution of the Company, or (c) (i) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Common Stock (or securities convertible into Common Stock), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (ii) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period as approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.


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